UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2015

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, the Board of Directors of San Jose Water Company (the “Company”), a wholly-owned subsidiary of SJW Corp. (the “Corporation”), appointed Andrew R. Gere, age 49, as Chief Operating Officer of the Company, effective April 29, 2015. Mr. Gere served as Vice President of Operations from 2013 until April 2015, as Chief of Operations from 2008 to 2013, as Director of Maintenance from 2006 to 2008, as Director of Operations and Water Quality from 2005 to 2006, and as Manager of Operations and Water Quality from 2003 to 2005. Mr. Gere has been with the Company since 1995.

Mr. Gere will be entitled to the following compensation for his services as Chief Operating Officer of the Company: (i) base salary at the annual rate of $280,000 and (ii) annual target bonus in the amount of $60,000, with the actual bonus to range from 0 to 150 percent of target based on corporate and individual performance, and up to an additional 50 percent of target for exceptional individual performance. In addition, on April 29, 2015, Mr. Gere was granted: (i) service-based restricted stock units ( “RSUs”) under the Corporation’s Long-Term Incentive Plan covering 501 shares of the Corporation’s common stock which will vest in three equal installments upon completion of each year of service over the three year period measured from April 29, 2015, the effective date of the award and (ii) performance-based RSUs covering a target number of 501 shares. Such performance-based award will vest based on the level of achievement of a performance goal based on the Corporation’s return on equity measured over the 2015 calendar year period and continued service through December 31, 2015. The maximum number of shares issuable under such performance-based award will be 150 percent of the target number of shares and no shares will be issued if the minimum threshold level of performance is not attained. Mr. Gere had been granted RSUs covering 623 shares of the Corporation’s common stock on January 2, 2015 which will vest in three equal installments upon completion of each year of service over the three-year period measured from January 2, 2015, the effective date of such award.

Mr. Gere will continue to participate in the Corporation’s Executive Severance Plan, pursuant to which he would be eligible for certain severance benefits, including cash severance payments and accelerated vesting of his outstanding equity awards, should his employment terminate under certain prescribed circumstances in connection with a change in control or ownership of the Corporation. Mr. Gere will also continue to participate in the Executive Supplemental Retirement Plan that the Company maintains for certain executive officers and other highly compensated individuals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 30, 2015	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer